Exhibit 99.1

CERTIFICATION
OF
CHIEF EXECUTIVE OFFICER
AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        I, Susan D. Bowick, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 11-K of the Compaq Computer Corporation 401(k) Investment Plan for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Annual Report on Form 11-K fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Compaq Computer Corporation 401(k) Investment Plan.

June 27, 2003	/s/ Susan D. Bowick

Susan D. Bowick
Executive Vice President of Human Resources and
Workforce Development
Hewlett-Packard Company

        I, Kenneth J. Frier, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 11-K of the Compaq Computer Corporation 401(k) Investment Plan for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Annual Report on Form 11-K fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Compaq Computer Corporation 401(k) Investment Plan.

June 27, 2003	/s/ Kenneth J. Frier

Kenneth J. Frier
Vice President and Assistant Treasurer
Hewlett-Packard Company

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